   As filed with the Securities and Exchange Commission on December 31, 1996.
                         Registration No. 33-__________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                                 ANACOMP, INC.
               (Exact name of issuer as specified in its charter)

            INDIANA                                             35-1144230
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                          11550 NORTH MERIDIAN STREET
                                   SUITE 600
                             CARMEL, INDIANA 46232
                                 (317) 844-9666
             (Address, including zip code, and telephone number,
                of registrant's principal executive offices)

                                 ANACOMP, INC.
                  1996 RESTRUCTURE RECOGNITION INCENTIVE PLAN
                         1996 LONG-TERM INCENTIVE PLAN
                  1996 STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  1997 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plans)

          GEORGE C. GASKIN                                   Copy to:
            ANACOMP, INC.
      2115 MONROE DRIVE, N.E.                           LAURA G. THATCHER
         ATLANTA, GA 30324                                 ALSTON & BIRD
           (404) 876-3361                       1201 WEST PEACHTREE STREET, N.W.
(Name, address, including zip code,                ATLANTA, GEORGIA 30309-3424
  and telephone number, including                          (404) 881-7546
  area code, of agent for service)

                            --------------------
                        (Continued on following page)

                       CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                               Proposed                  Proposed
                                                                Maximum                  Maximum
     Title of Securities             Amount to              Offering Price              Aggregate              Amount of
      to be Registered           be Registered (1)           Per Share (2)          Offering Price (2)      Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value              947,500                 $  4.63             $ 4,386,925.00             $1,329.37
                                           99,050                 $8.1563             $   807,881.52             $  244.81
                                            1,136                 $8.1563             $     9,265.56             $    2.81
                                          190,679                 $  7.95             $ 1,515,898.05             $  459.36
                                        1,259,321                 $8.1563             $10,271,399.87             $3,112.55
                                           30,000                 $  8.50             $   255,000.00             $   77.27
                                           25,000                 $8.1563             $   203,907.50             $   61.79
                                          500,000                 $8.1563             $ 4,078,150.00             $1,235.80
                                        ---------                                     --------------             ---------
                                        3,052,686                                     $21,528,427.49             $6,523.77
                                        =========                                     ==============             =========
----------------------------------------------------------------------------------------------------------------------------


(1) This registration statement covers (i) 947,500 shares of Common Stock that may be acquired pursuant to the exercise of options outstanding under the registrant's 1996 Restructure Recognition Incentive Plan,
         (ii) 99,050 shares of Common Stock outstanding as awards of restricted stock under the registrant's 1996 Restructure Recognition Incentive Plan and are offered for the account of certain selling stockholders pursuant to the reoffer prospectus filed as an exhibit to this registration statement, (iii) 1,136 shares that may be issued upon exercise or grant of additional awards under the registrant's 1996 Restructure Recognition Plan, (iv) 190,679 shares of Common Stock that may be acquired pursuant to the exercise of options outstanding under the registrant's 1996 Long-Term Incentive Plan, (v) 1,259,321 shares that may be issued upon exercise or grant of additional awards under the registrant's 1996 Long-Term Incentive Plan, (vi) 30,000 shares that may be acquired pursuant to the exercise of options granted to six non-employee directors of the registrant, (vii) 25,000 shares that may be acquired by non-employee directors of the registrant pursuant to the exercise of options granted in lieu of cash annual retainers pursuant to the registrant's 1996 Non-Employee Director Stock Option Plan, (viii) 500,000 shares that may be purchased by the registrant's employees pursuant to its 1997 Qualified Employee Stock Purchase Plan, and (ix) any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of such plans.

(2) The offering prices for the 947,500 shares subject to options currently outstanding under the 1996 Restructure Recognition Incentive Plan are the applicable option exercise price of $4.63 per share. The offering prices for the 190,679 shares subject to options currently outstanding under the 1996 Long-Term Incentive Plan are the applicable option exercise price of $7.95 per share. The offering prices for the 30,000 shares subject to options granted on November 15, 1996 to the registrant's non-employee directors are the applicable option exercise price of $8.50 per share. The offering prices for the other shares covered by this registration statement are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq National Market on December 26, 1996.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting Part I of this registration statement will be sent or given to participants in the registrant's 1996 Restructure Recognition Incentive Plan, 1996 Long-Term Incentive Plan, 1996 Stock Option Awards to Non-Employee Directors, 1996 Non-Employee Director Stock Option Plan, and 1997 Qualified Stock Employee Purchase Plan (the "Plans") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

         (2) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act, since September 30, 1996.

         (3) The description of common stock contained in the Corporation's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.          DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock registered hereby has been passed upon for the Corporation by Suzanne S. Bellamy, Associate Corporate Counsel, an employee of the corporation.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Chapter 37 of the Indiana Business Corporation Law (the "Corporation Law") and the Amended and Restated Articles of Incorporation of the Corporation provide for or permit indemnification of directors and officers of the Corporation under certain circumstances. The indemnification provided is applicable to claims, actions, suits or proceedings whether arising from actions or omissions to act in the director's or officer's official capacity or as to action in any other capacity while holding such office.

         Article VIII, Section 5, of the Corporation's Amended and Restated Articles of Incorporation provides that directors are immune from liability for any action taken or failure to take any action to the fullest extent permitted by the Corporation Law and by general principles of corporate law. The Corporation Law requires that such action or failure to take action must constitute willful misconduct or recklessness for a director to be held personally liable.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

         Pursuant to the registrant's 1996 Restructure Recognition Incentive Plan, 99,050 shares of restricted stock were granted without consideration to the Selling Stockholders, for whom a reoffer prospectus is filed with this registration statement. Such transaction was not a sale of securities within the meaning of Section 2(3) of the 1993 Act. Consequently, no exemption from registration was required.

ITEM 8.          EXHIBITS

         The exhibits included as part of this registration statement are as follows:


         Exhibit Number                       Description

              4.1 Amended and Restated Articles of Incorporation of the Registrant (previously filed and incorporated by reference to the Corporation's Form 8-K filed with the Securities and Exchange Commission on June 19, 1996 (File No. 1-8328)).

              4.2 Amended and Restated Bylaws of the Registrant (previously filed and incorporated by reference to the Corporation's Form 8-K filed with the Securities and Exchange Commission on June 19, 1996 (File No. 1-8328)).

               5 Opinion of Counsel as to the legality of the securities being registered.

             23.1 Consent of Counsel (contained in the opinion filed as Exhibit 5 hereof).

             23.2                 Consent of Arthur Andersen LLP.

              24 Power of Attorney pursuant to which amendments to this registration statement may be filed (included on the signature page contained in Part II hereof).

              99 Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3.


ITEM 9.          UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 10, 1996.


                                        ANACOMP, INC.


                                        By:  /s/ P. LANG LOWREY, III
                                           -------------------------------------
                                            P. Lang Lowrey, III
                                            President, Chief Executive Officer,
                                            and Chairman of the Board

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints P. Lang Lowrey III, Donald L. Viles and George C. Gaskin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of December, 1996.



         Signature                            Capacity


    /s/ P. LANG LOWREY, III         President, Chief Executive Officer, and
-------------------------------     Chairman of the Board
P. Lang Lowrey, III                 (Principal Executive Officer)

    /s/ DONALD L. VILES             Executive Vice President and
-------------------------------     Chief Financial Officer
Donald L. Viles                     (Principal Financial and Accounting Officer)


    /s/ TALTON R. EMBRY             Director
-------------------------------
Talton R. Embry


    /s/ DARIUS W. GASKINS, JR.      Director
-------------------------------
Darius W. Gaskins, Jr.


    /s/ JAY P. GILBERTSON           Director
-------------------------------
Jay P. Gilbertson


    /s/ RICHARD D. JACKSON          Director
-------------------------------
Richard D. Jackson


    /s/ GEORGE A. POOLE, JR.        Director
-------------------------------
George A. Poole, Jr.


    /s/ LEWIS SOLOMON               Director
-------------------------------
Lewis Solomon

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


         Exhibit Number                       Description

              4.1 Amended and Restated Articles of Incorporation of the Registrant (previously filed and incorporated by reference to the Corporation's Form 8-K filed with the Securities and Exchange Commission on June 19, 1996 (File No. 1-8328)).

              4.2 Amended and Restated Bylaws of the Registrant (previously filed and incorporated by reference to the Corporation's Form 8-K filed with the Securities and Exchange Commission on June 19, 1996 (File No. 1-8328)).

               5 Opinion of Counsel as to the legality of the securities being registered.

             23.1 Consent of Counsel (contained in the opinion filed as Exhibit 5 hereof).

             23.2                 Consent of Arthur Andersen LLP.

              24 Power of Attorney pursuant to which amendments to this registration statement may be filed (included on the signature page contained in Part II hereof).

              99 Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3.